SCHEDULE 14A
                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-12

                             The Morgan Group, Inc.
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                (Name Of Registrant As Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required
[ ]      Fee  computed on table below per  Exchange  Act Rules  14a-6(i)(1)  and
         0-11.
         (1) Title of each class of securities to which transaction applies:

                  --------------------------------------------------------------
         (2)      Aggregate number of securities to which transaction applies:

                  --------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4)      Proposed maximum aggregate value of transaction:

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         (5)      Total fee paid:

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[ ]      Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                                 [Logo Omitted]

                             THE MORGAN GROUP, INC.
                              2746 Old U.S. 20 West
                             Elkhart, IN 46514-1168
                                 (219) 295-2200

                    Notice of Annual Meeting of Stockholders

                           To Be Held On July 12, 2001

     The annual meeting of stockholders of The Morgan Group, Inc. will be held at the offices of The Morgan Group, Inc., 2746 Old U.S. 20 West, Elkhart, Indiana 46514, on Thursday, July 12, 2001, at 10:00 A.M., Central Time.

     We are asking our stockholders to vote on the following proposals:

     1. Election of Directors. To elect one director by holders of shares of Class A Common Stock, voting separately as a class, and to elect all remaining directors by holders of Class A Common Stock and Class B Common Stock, voting together as a single class.

     2. Issuance of Additional Class B Common Stock. To consider and act upon a proposal to approve the issuance of additional shares of Class B Common Stock.

     3. Amendment of Certificate of Incorporation. To consider and act upon a proposal to amend the Certificate of Incorporation (a) to allow the transfer of the shares of Class B Common Stock to an "affiliate" without such shares converting to shares of Class A Common Stock, and
          (b) to increase the number of designated shares of Class B Common Stock to 4,400,000 shares.

     4. Other Business. Such other matters as may properly come before the meeting or any adjournment thereof.

     If you were a stockholder of record at the close of business on May 29, 2001, you are entitled to vote at the meeting or any adjournment thereof.

     We urge you to read the enclosed Proxy Statement carefully so that you may be informed about the business to come before the meeting or any adjournment thereof. At your earliest convenience, please sign and return the accompanying proxy in the postage-paid envelope furnished for that purpose.

     A copy of our Annual Report for the fiscal year ended December 31, 2000 was previously provided. The Annual Report is not a part of the proxy soliciting material enclosed with this letter.



                                          By Order of the Board of Directors


                                          /s/ Charles C. Baum
                                          Charles C. Baum, Chairman of the Board

     Elkhart, Indiana
     June 11, 2001


     It is important that the proxies be returned promptly. Therefore, whether or not you plan to be present in person at the Annual Meeting, please sign, date and complete the enclosed proxy and return it in the enclosed envelope which requires no postage if mailed in the United States.

                                 [Logo Omitted]

                             THE MORGAN GROUP, INC.
                              2746 Old U.S. 20 West
                             Elkhart, IN 46514-1168
                                 (219) 295-2200

                                 Proxy Statement

                                       For
                         Annual Meeting of Stockholders
                                  July 12, 2001

     The Morgan Group, Inc. is furnishing this Proxy Statement to the holders of Class A Common Stock, $0.015 par value per share (the "Class A Common Stock"), and Class B Common Stock, $0.015 par value per share (the "Class B Common Stock" and together with the Class A Common Stock, the "Common Stock,") in connection with the solicitation of proxies by the Board of Directors to be voted at the Annual Meeting of Stockholders to be held at 10:00 A.M., Central Time, on Thursday, July 12, 2001 at the offices of The Morgan Group, Inc., 2746 Old U.S. 20 West, Elkhart, Indiana 46514, and at any adjournment of that meeting. This Proxy Statement is expected to be mailed to stockholders on or about June 11, 2001.

     If you properly sign and return to us the proxy solicited by this proxy statement and do not revoke it prior to its use, the persons appointed as proxies will vote in accordance with the instructions contained in the proxy. If no contrary instructions are given, with respect to each proxy received, the persons appointed as proxies will vote for each of the matters described below and, upon the transaction of such other business as may properly come before the meeting, in accordance with their best judgment.

     Once you have given a proxy, you may revoke it at any time before it is exercised by (i) filing with us written notice of your revocation (Attention:
Paul D. Borghesani, 2746 Old U.S. 20 West, P.O. Box 1168, Elkhart, Indiana 46514-1168), (ii) submitting a duly executed proxy bearing a later date, or
(iii) by appearing at the Annual Meeting and giving the Secretary notice of your intention to vote in person. Proxies solicited by this proxy statement may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

     Voting Securities And Principal Holders Thereof

     If you were a stockholder of record at the close of business on May 29, 2001 ("Voting Record Date"), you will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 1,248,157 shares of the Class A Common Stock issued and outstanding and 1,200,000 shares of the Class B Common Stock issued and outstanding. Each share of Class A Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to two votes on all matters properly presented at the Annual Meeting, except that holders of Class A Common Stock vote together as a single class upon the election of one director, and the holders of Class A Common Stock and Class B Common Stock vote as separate classes on Proposal II--Issuance of Additional Class B Common Stock.

     The following table sets forth certain information regarding the beneficial ownership of the Class A Common Stock and Class B Common Stock as of May 1, 2001, by each person whom we know to own beneficially 5% or more of the Class A Common Stock or the Class B Common Stock. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares reported.



                                  Number of Shares                              Number of Shares
   Name and Address of         of Class A Common Stock      Percent of       of Class B Common Stock   Percent of
    Beneficial Owner              Beneficially Owned         Class (1)          Beneficially Owned       Class
--------------------------------------------------------------------------------------------------------------
Lynch Interactive Corporation        161,100 (2)                12.9%(2)          1,200,000(2)          100% (2)
401 Theodore Fremd Avenue
Rye, New York 10580-1430

Charles C. Baum (3)                  195,470 (4)                15.4%                    --              --
2545 Wilkens Avenue
Baltimore, Maryland  21223

United Holdings Co., Inc. (3)        118,518                     9.5%                    --              --
2545 Wilkens Avenue
Baltimore, Maryland  21223

John L. Keeley, Jr.                  107,450 (5)                 8.6%(5)                 --              --
401 South LaSalle Street
Suite 1201
Chicago, Illinois  60605

-----------------

(1) Based upon 1,248,157 shares of Class A Common Stock outstanding as of May 1, 2001.

(2) Lynch Interactive Corporation, a Delaware corporation ("Lynch Interactive") through its wholly owned subsidiary, Brighton Communications Corporation, a Delaware corporation ("Brighton"), owns all 1,200,000 shares of Class B Common Stock and 161,100 shares of Class A Common Stock. Class B Common Stock is automatically converted into Class A Common Stock upon transfer, with certain limited exceptions, on a share-for-share basis. The Class B Common Stock is convertible at all times, at the option of the stockholder and without cost to the stockholder, into Class A Common Stock on a share-for-share basis. Upon conversion, such shares would represent 49% of the then outstanding shares of Class A Common Stock. The outstanding Class A Common Stock and Class B Common Stock held by Lynch Interactive through Brighton represents 70.2% of the aggregate voting power of both classes of Common Stock. Mr. Mario J. Gabelli is the Chairman of the Board and Chief Executive Officer of Lynch Interactive. Mr. Gabelli may be deemed to be a beneficial owner of the 161,100 shares of Class A Common Stock and all of the Class B Common Stock owned by Lynch Interactive through Brighton (shown in the above table) by virtue of his and certain affiliated parties' beneficial ownership of 23.0% of the shares of Common Stock of Lynch Interactive. Mr. Gabelli, however, specifically disclaims beneficial ownership of all shares of the Class A Common Stock and Class B Common Stock held by Lynch Interactive through Brighton.

(3) Mr. Baum is a director, executive officer and minority shareholder of United Holdings Co., Inc. ("United Holdings").

(4) Includes 154,647 shares held of record by Mr. Baum, 8,000 shares held of record by Mr. Baum's children, 4,323 shares held in our 401(k) Plan, 3,500 shares held of record by the Baum Foundation, and unexercised options to acquire 25,000 shares. An additional 118,518 shares of Class A Common Stock (not included in Mr. Baum's holdings) are held by United Holdings Co., Inc. of which Mr. Baum is a director, executive officer and minority shareholder.

(5) Includes (a) 21,550 shares beneficially owned by John L. Keeley, Jr., individually, (b) 53,250 shares beneficially owned by Keeley Asset Management Corp., (c) 9,500 shares beneficially owned by Kamco Performance Limited Partnership, (d) 11,000 shares beneficially owned by Kamco Limited Partnership No. 1, (e) 2,200 shares beneficially owned by the John L. Keeley, Jr. Foundation, and (f) 9,950 shares beneficially owned by Keeley Investment Corp. This information is as of the latest Schedule 13D filed by Mr. Keeley on February 9, 2001.

     Proposal I -- Election of Directors

     Our By-Laws, as amended, provide that a plurality of the votes cast at the Annual Meeting of Stockholders shall elect the Board of Directors. Directors are elected for one-year terms and serve until the next annual meeting of stockholders and until their successors are elected or until their death, resignation or removal. The Board of Directors' Nominating Committee has recommended to the Board of Directors that Charles C. Baum, Richard B. Black, Anthony T. Castor III and Richard L. Haydon be nominated for election to the Board of Directors by the holders of Class A Common Stock and Class B Common Stock voting together as a single class and that Robert S. Prather, Jr. be nominated for election by the holders of Class A Common Stock voting separately as a class.

     Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees listed below. If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy holders will nominate and vote for a replacement nominee recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominees listed below may not be able to serve as directors if elected.

     The following table sets forth certain information regarding each nominee for election as a director including the number and percent of shares of Class A Common Stock beneficially owned by such persons as of May 1, 2001. No nominee for director is related to any other nominee for director or executive officer by blood, marriage, or adoption, and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected. The table also sets forth the number of shares of Class A Common Stock beneficially owned as of May 1, 2001 by each executive officer and by all directors and executive officers as a group.




                                               Director of        Class A
                                                Morgan         Common Stock (1)        Percentage
   Name and Title                                Since        Beneficially Owned         of Class
--------------------------------------------------------------------------------------------------
Director Nominees:
 For Election By Holders of
 Class A and Class B Common Stock:
   Charles C. Baum                               1992               195,470 (2)         15.4%
      Chairman of the Board
   Richard B. Black                              1993                 8,000 (3)             *
      Director
   Anthony T. Castor III                         2000               100,000 (4)             *
      Director, President and
      Chief Executive Officer
   Richard L. Haydon                             1999                 8,000 (3)             *
      Director
 For Election By Holders of
 Class A Common Stock:
   Robert S. Prather, Jr.                        1997                 8,000 (3)             *
      Director
Other Executive Officers:
   Michael J. Archual
      President of Morgan Drive Away, Inc.
   Paul D. Borghesani                                                11,460 (5)             *
      Vice President, Treasurer,
      Secretary and General Counsel
   Dennis R. Duerksen                                                     3 (6)             *
      Former Chief Financial Officer
      and Treasurer
   Gary J. Klusman
      Executive Vice President Finance
      and Administration                                                  0               --
All directors and executive officers
   as a group (9 persons)                                           330,933 (7)         23.5%

--------------

*    Indicates less than 1% of Common Stock beneficially owned.

(1) Based upon information furnished by the respective director nominees and executive officers. Under applicable regulations, shares are deemed to be beneficially owned by a person if he directly or indirectly has or shares the power to vote or dispose of the shares and if he has the right to acquire such power with respect to shares within 60 days. Accordingly, shares subject to options are only included if exercisable within 60 days. Includes shares beneficially owned by members of the immediate families of the directors or executive officers residing in their homes.

(2) Includes 8,000 shares held of record by Mr. Baum's children, 4,299 shares held in our 401(k) Plan, 3,500 shares held of record by the Baum Foundation, and currently exercisable options to acquire 25,000 shares. An additional 118,518 shares of Class A Common Stock are held by United Holdings Co., Inc. of which Mr. Baum is a director, executive officer and minority shareholder. See "Voting Securities and Principal Holders Thereof" above.

(3)  Includes currently exercisable options to acquire 8,000 shares.

(4)  Includes currently exercisable options to acquire 100,000 shares.

(5) Includes currently exercisable options to acquire 10,000 shares and 960 shares in our 401(k) Plan.

(6)  Includes 3 shares in our 401(k) Plan.

(7)  Includes currently exercisable options to acquire 159,000 shares.

     The business experience of each director nominee, along with that of certain other officers, is set forth below.

     Mr. Baum (age 59) serves as Chairman of the Board of Morgan. From 1992 until January, 2000, Mr. Baum was Morgan's Chief Executive Officer. Mr. Baum has also been Chief Financial Officer, Treasurer and Secretary of United Holdings Co., Inc. and its predecessors and affiliates since 1973. United Holdings Co., Inc. was involved in the metal business until 1990 when it shifted its focus to become a firm which invests in real estate and securities. Mr. Baum is also a director of United Holdings Co., Inc., Gabelli Group Capital Partners, Inc. (a registered investment adviser under the Investment Advisers Act of 1940, as amended), Shapiro Robinson & Associates (a firm which represents professional athletes), and Municipal Mortgage and Equity Co. (a company engaged in the business of mortgage financing).

     Mr. Black (age 67) joined Morgan's Board of Directors in 1993. Mr. Black is a General Partner of OpNet Partners, L.P. Mr. Black is Vice Chairman and has been a director of Oak Technology, Inc., a worldwide semiconductor supplier for the personal computer and consumer electronics industries, since 1988. He was President of Oak Technology, Inc. from January 1988 to March 1999. Mr. Black has been Chairman and a director of ECRM, Incorporated, a producer of electronic publishing equipment, since 1983. He is also a director of GSI Lumonics, Inc., a manufacturer of laser-based positioning systems, testing equipment, and medical imaging systems, Gabelli Group Capital Partners, Inc., Altigen Communications, Inc., a systems company, Photoniko, Inc., an optical networking components company, TREX Enterprises, a laser and microwave imaging and optical networking components company, and Servador, Inc., an e-commerce printing company.

     Mr. Castor (age 49) joined Morgan as President and Chief Executive Officer in January, 2000. He was appointed to Morgan's Board of Directors in March, 2000. In January, 2001, Mr. Castor accepted the position of interim Chief Executive Officer and President of Spinnaker Industries, Inc., a maker of adhesive backed materials. In February, 2001, Mr. Castor became a director and Vice Chairman of Lynch Corporation, a diversified manufacturing company and 48% owner of Spinnaker Industries, Inc. Prior to joining Morgan, Mr. Castor was the President and Chief Executive Officer of Precision Industrial Corporation from 1997 to 1999 and of Hayward Industries, Inc. from 1993 to 1997. Mr. Castor is a director of Super Vision International, Inc.

     Mr. Haydon (age 54) became a director of Morgan in 1999. He is a partner of Omega Advisors, Inc. and was the Managing Partner of Strategic Restructuring Partnerships until 2000 where he had been a General Partner since 1990.

     Mr. Prather (age 56 ) has been a director of Morgan since 1997. He has served as the President and Chief Executive Officer of Bull Run Corporation, an investment holding company, since 1992 and as Executive Vice President of Gray Communications Systems, Inc., a media and communications company, since 1996. Mr. Prather is also a director of Bull Run Corporation and Gray Communications Systems, Inc.

     Mr. Archual (age 50) was named President of Morgan Drive Away Inc., a wholly owned subsidiary of Morgan ("Morgan Drive Away"), in February, 2001. Prior to joining Morgan Drive Away, Mr. Archual was Vice President, Marketing and Sales, of TruckerB2B, Inc., a business-to-business service subsidiary of Celadon Group, Inc. since 2000. Previously he had served as President-Servicios de Transportacion Jaguar, another Celadon subsidiary, from 1998 to 2000 and as Executive Vice President of Celadon Trucking Services from 1995 to 1998.

     Mr. Borghesani (age 62) has been Vice President and Corporate Counsel of Morgan Drive Away since 1996 and Vice President, Treasurer, Secretary and Corporate Counsel of Morgan since March, 2001. He served as Vice President of Morgan and its predecessors from 1988 to 1996. Mr. Borghesani has also been Counsel to Baker & Daniels, a private law firm, since 1996. From 1980 to 1983, Mr. Borghesani was in private practice as an attorney specializing in transportation law and related matters. From 1968 to 1980, Mr. Borghesani served in various management capacities for Morgan Drive Away.

     Mr.  Duerksen  (age 60)  served  as  Treasurer,  Vice  President  and Chief
Financial Officer of Morgan and Treasurer, Senior Vice President and Chief Financial Officer of Morgan Drive Away from December, 1997 until May, 2001. Prior to joining Morgan, Mr. Duerksen was Manager -- Financial Systems and
Reporting of CTS Corporation, a manufacturer of electronic components, from February 1996 to October 1997. He served as Financial Controller of CTS Corporation's subsidiary, CTS Singapore PTE, Ltd., from August, 1994 to February, 1996.

     Mr.  Klusman (age 41) was named Vice  President  Finance,  Secretary  and a
Director of Morgan Drive Away in March, 2001 and Executive Vice President Finance and Administration of Morgan, effective May, 2001. Prior to joining Morgan Drive Away, Mr. Klusman was Vice President-Operations of DriverNet, Inc., a company specializing in technology solutions for the trucking industry, from January 2000 to December 2000. He served as President and Chief Executive Officer of OTR Express, Inc., a truckload carrier and logistics company, from 1998 to 1999, after having previously served as Executive Vice President from 1995 to 1998 and as Vice President and Chief Financial Officer from 1991 to 1995.

     The Directors, except for Mr. Prather, shall be elected upon receipt of a plurality of all votes cast by holders of Class A Common Stock and Class B Common Stock at the Annual Meeting of Stockholders. Mr. Prather shall be elected upon receipt of a plurality of votes cast by holders of Class A Common Stock at the Annual Meeting of Stockholders.

     Proposal II -- Issuance of Additional Shares of Class B Common Stock

     For the reasons described below, we are seeking your approval to issue up to 3.2 million additional shares of Class B Common Stock in the manner described below. Subject to such approval, we plan to sell 1 million additional shares of Class B Common Stock to our controlling stockholder, Lynch Interactive, for a price of $2.00 per share and reserve for issuance 2.2 million additional shares which will be issuable upon exercise of the warrants described below under the caption "Proposed Warrant Issuance." In order to complete this sale of shares to Lynch Interactive and the warrant distribution, our Certificate of Incorporation provides that you must approve the issuance of the 3.2 million additional shares of Class B Common Stock. Specifically, the Certificate of Incorporation provides that we may not issue any additional shares of Class B Common Stock unless and until such issuance is authorized by the holders of Class A Common Stock and Class B Common Stock, each voting separately as a class.

     Purpose of Proposal

     The issuance of additional shares of Class B Common Stock is being proposed as part of a plan to raise additional equity capital which we require to be able to enter into a credit facility with a commercial lender, and to provide equity support for our operations, including our insurance arrangements. See "Background and Reasons for the Proposal" below. We plan to sell 1 million shares of Class B Common Stock to Lynch Interactive for $2.00 per share for proceeds of $2 million. Subject to certain conditions, following the sale of shares to Lynch Interactive, we plan to grant warrants to all stockholders providing the right to purchase one share of Common Stock at $9.00 per share for each share held, with the holders of Class A Common Stock having the right to purchase the same number of additional shares of Class A Common Stock as they then hold and the holders of Class B Common Stock having the right to purchase the same number of additional shares of Class B Common Stock as they then hold after their purchase of 1 million shares as described herein. Accordingly, pursuant to our Certificate of Incorporation, we must obtain stockholder approval to issue any shares of Class B Common Stock which may become issuable under the warrants proposed to be issued for the Class B Common Stock. The proposed warrants are described in more detail under the caption "Proposed Warrant Issuance" below.

     Background and Reasons for the Proposal

     As the largest provider of transportation services to the manufactured housing industry in the United States, a substantial portion of our revenues is generated from and dependent upon the manufactured housing industry. That industry is facing a deep recession which has limited our financial resources.

     Access to a revolving credit facility is necessary to support our operations over the long term. Our credit facility expired on January 28, 2001. Although we have no debt outstanding, we do have $6.6 million of standby letters of credit outstanding from the expired facility primarily to collateralize liability insurance claims. We are obligated to replace these letters of credit.

     Because of our lack of a credit facility, the Report of Independent Auditors, which is included in our Report on Form 10-K for the year ended December 31, 2000, contains a qualification indicating that the financial statements for the year ended December 31, 2000 were prepared assuming our business would continue as a going concern, but that the default under the credit facility raised substantial doubts about our ability to do so.

     We determined that we must raise additional equity in order to obtain a new credit facility with a commercial lender, to provide capital support for letters of credit or other undertakings we may be required to make in connection with our insurance arrangements and to strengthen our capital resources to support operations. We considered various methods for raising the additional equity capital, including a traditional public offering. However, given the short time frame within which the funds are needed, and given that our industry is in a deep recession, we determined that a conventional offering could not be accomplished in the time frame we required on acceptable terms. We also considered a variety of other transactional alternatives but determined that such alternatives could not be structured in a manner that would accomplish all of our objectives.

     The process of raising equity capital can take several months. We deem it important to proceed as quickly as possible to obtain the capital support we require. In order to satisfy requirements of proposed lenders and in an effort to expedite the closing of a new credit facility, we entered into negotiations with our controlling stockholder, Lynch Interactive, regarding its willingness to contribute additional equity to us and to issue a commitment letter to our lender which would enable us to close the credit facility.

     Lynch Interactive deemed it essential that any additional investment by them in us provide Lynch Interactive with at least 80% voting control of us and the ability to transfer their shares of Class B Common Stock to an "affiliate" as defined below without such shares converting to Class A Common Stock. These conditions are important to Lynch Interactive because they would enhance its internal corporate structuring objectives. See "Rationale for Increasing Lynch Interactive's Voting Control" and "Proposal III," below.

     After negotiations with Lynch Interactive, we determined to sell 1 million shares of Class B Common Stock to Lynch Interactive for a purchase price of $2.00 per share. The purchase would result in Lynch Interactive controlling 80.8% of our voting power. To induce Lynch Interactive to commit to invest the additional $2 million in us, our Board also agreed to approve and submit for stockholder approval an amendment to our Certificate of Incorporation to allow transfer of the shares of Class B Common Stock to an "affiliate" as defined below without such shares automatically converting to shares of Class A Common Stock. See "Proposal III," below. The Lynch Interactive investment is contingent upon the stockholders approving Proposal II and Proposal III as presented in this proxy statement and our establishment of a new revolving credit facility.

     Determination   of  Purchase  Price  of  Class  B  Common  Stock  to  Lynch
     Interactive

     During the course of negotiations with Lynch Interactive our Board of Directors considered many factors in determining the $2.00 per share purchase price.

     The shares of Class B Common Stock are not listed on any stock exchange or traded in any market, nor do we expect such a market to develop. The shares of Class A Common Stock are listed on the American Stock Exchange, and the shares of Class B Common Stock are convertible into shares of Class A Common Stock on a share for share basis. However, since the holder of the Class B Common Stock is entitled to two votes for each share held, and the holders of the Class A Common Stock are entitled to only one vote for each share held, if the shares of Class B Common Stock were to be converted to Class A Common Stock, the voting control associated with those shares would decrease substantially.

     On May 9, 2001, the Board met to approve the sale of shares to Lynch Interactive and to make a final determination as to the purchase price. The closing price of the Class A Common Stock on May 8, 2001, the last trading day before the Board meeting, was $3.80. The Board considered the closing price of the Class A Common Stock, and also considered that, unlike the Class A Common Stock, the Class B Common Stock to be issued to Lynch Interactive will not be registered and will not be listed on any exchange or traded in any market. In addition, subject to the limited exceptions for which we are seeking stockholder approval as described in Proposal III, the Class B Common Stock will not be transferable without converting to Class A Common Stock and substantially diluting the voting control of the Class B Common Stock. Finally, the Board considered that our Certificate of Incorporation provides for dividends paid on shares of Class A Common Stock to be up to twice the amount of dividends paid on shares of Class B Common Stock. In the past we have paid dividends on the Class A Common Stock at twice the rate as the dividends paid on the Class B Common Stock, and we expect this practice to continue in the future. At present the Board has no present plans to pay any dividends.

     In determining the purchase price, the Board also considered that our equity raising prospects through other means were limited, particularly due to the recession in the primary industry we serve, our lack of a credit facility to support our operations and the auditor's going-concern qualification with respect to our financial statements.

     While the $2.00 per share price for the shares of Class B Common Stock is less than the recent trading value of the Class A Common Stock, the Board determined that such a price was necessary to induce Lynch Interactive to provide the additional equity we require. Therefore, the Board determined that selling Lynch Interactive 1 million additional shares at $2.00 per share, resulting in Lynch Interactive acquiring 80.8% control, was in the best interests of the company and all of its stockholders.

     As part of its determination to proceed with the sale of shares of Class B Common Stock to Lynch Interactive, the Board also determined to proceed with the proposed issuance of warrants to stockholders, as further described below, to provide all stockholders with a fixed opportunity to acquire additional shares of our Common Stock, subject to the conditions described herein. Under the terms of the warrants proposed to be distributed to the holders of Class A Common Stock, such holders will receive, at a time to be determined by the Board, an opportunity to purchase shares at an exercise price that is more favorable (approximately 33% less) than the exercise price that will apply to the warrants proposed to be distributed to the holders of Class B Common Stock. See "Proposed Warrant Issuance," below.

     Rationale for Increasing Lynch Interactive's Voting Control

     The proposed  sale of 1 million  additional  shares of Class B Common Stock
would  increase  Lynch  Interactive's   voting  control  to  80.8%  which  would
facilitate certain corporate structuring objectives.

     We do not expect the holders of Class A Common Stock to be adversely affected by the increase in Lynch Interactive's voting power. At present Lynch Interactive controls approximately 70.2% of our voting power, so Lynch
Interactive already controls the outcome of any matter presented to the stockholders for consideration, except for the election of one director which the holders of Class A Common Stock elect exclusively and other matters which may require the approval of the holders of Class A Common Stock voting separately as a class. The holders of Class A Common Stock will still be assured of the same level of representation on the Board of Directors as they currently have-the right to elect one director as a class-and they will still be assured of their right to vote separately as a class on any matter which, pursuant to the Certificate of Incorporation, the Delaware General Corporation Law, the rules of the American Stock Exchange or any other applicable law, requires separate approval by the holders of the Class A Common Stock.

     Proposed Warrant Issuance

     If the stockholders approve both Proposal II and Proposal III, we plan to grant to all stockholders warrants to purchase one share of Common Stock for each share of Common Stock held.

     We expect to grant the holders of Class A Common Stock the right to purchase one share of Class A Common Stock for each share of Class A Common Stock held for a price of $9.00 per share. There will be a one-time window period of at least 30 days during which the exercise price for the holders of Class A Common Stock will be reduced by up to 1/3, the timing and duration of such window and the amount of the reduction to be determined by our Board of Directors.

     We expect to grant the holders of Class B Common Stock the right to purchase one share of Class B Common Stock for each share of Class B Common Stock held for an exercise price of $9.00 per share. The warrants issued to the holders of Class B Common Stock will not carry any right to a reduction in the exercise price. We expect that the warrants to be issued to the holder of Class B Common Stock will be subject to the same restrictions on transfer as the shares of Class B Common Stock.

     The proposed warrant distribution is contingent on the stockholders approving Proposal II and Proposal III, the consummation of the Lynch Interactive investment and the filing and effectiveness of a registration statement with the Securities and Exchange Commission. Assuming the stockholders approve such proposals and such other conditions are satisfied, we expect to issue the warrants in September 2001.

     The proposed warrants will be outlined in detail in a registration statement which we expect to file promptly with the Securities and Exchange Commission. We will not distribute the warrants until the registration statement has been declared effective by the Commission. This document does not constitute an offer to sell or a solicitation of an offer to buy any securities. The offer of shares of our Common Stock to be issued upon exercise of the warrants will be made solely by means of a prospectus under a registration statement filed with the Commission. The distribution of the warrants is subject to a number of conditions. We can provide no assurance as to the terms of the warrants or that the warrants issued, if any, will have value.

     Anti-takeover Effect

     The authorization to issue 3.2 million additional shares of Class B Common Stock as described in this proposal will enhance the anti-takeover effect, if any, of having a large controlling stockholder.

     Vote Required

     The proposed issuance of additional shares of Class B Common Stock requires the affirmative vote of at least a majority of the holders of the Class A Common Stock voting separately as a class and the Class B Common Stock voting separately as a class. Abstentions and broker non-votes will have the effect of being counted as a vote against the proposal.

     Recommendation

     The Board of Directors believe that the proposed authorization to issue 3.2 million additional shares of Class B Common Stock is in the best interests of our stockholders for the reasons stated above. The Board of Directors recommends that you vote in favor of the proposal.

            Proposal III -- Amendment to Certificate of Incorporation

     The Board of Directors has approved a proposed amendment to our Restated Certificate of Incorporation, as amended, which would (a) allow the transfer of Class B Common Stock to the holder's "affiliate" without such shares converting into shares of Class A Common Stock and (b) increase the authorized shares of Class B Common Stock from 2.5 million to 4.4 million shares in order to cover the additional 1 million shares which will be sold to Lynch Interactive and the
2.2 million shares to be issuable upon the possible exercise of the warrants pursuant to the proposed warrant distribution. For details of the proposed warrant issuance, see "Proposed Warrant Issuance" in Proposal II above.

     Our Certificate of Incorporation presently provides that, except for transfers to a wholly owned subsidiary of the transferor, to a parent entity which wholly owns the transferor or to a wholly owned subsidiary of such parent entity, any transfer of shares of Class B Common Stock, whether by sale, assignment, bequest, appointment or otherwise, will cause such shares to automatically convert into Class A Common Stock. The Certificate of Incorporation further provides that the shares of Class B Common Stock shall be registered in the name of the beneficial owners and not in "street" or "nominee" name.

     The proposed amendment would allow the holder of the Class B Common Stock to transfer the shares to an "affiliate" without triggering the automatic conversion to Class A Common Stock. An "affiliate" is defined as a person (including any business entity or trust) that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the holder of the Class B Common Stock. "Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise, and specifically includes direct or indirect ownership of at least 5% of the voting equity securities of such person. Therefore, the proposed amendment broadens the class of persons to whom the holder of Class B Common Stock can transfer the shares without converting to Class A Common Stock.

     The Certificate of Incorporation presently provides that 2.5 million shares of Common Stock are designated Class B Common Stock. In order to have enough designated shares of Class B Common Stock to cover the proposed sale of 1 million additional shares to Lynch Interactive and the proposed issuance of 2.2 million in Class B Common Stock purchase warrants, we must have 4.4 million authorized shares of Class B Common Stock. Therefore, the proposed amendment would increase the number of authorized shares of Class B Common Stock from 2.5 million to 4.4 million.

     The text of the proposed amendment is attached to this proxy statement as Exhibit A.

     Purpose of and Reasons for the Amendment

     The amendment to the Certificate of Incorporation is being proposed in order to allow us to raise the additional equity capital required to support a new credit facility and ongoing operations, as we have more fully described in Proposal II, above. The Lynch Interactive investment described in Proposal II above is contingent upon the approval by the stockholders of Proposal II and Proposal III, and the proposed warrant issuance described in Proposal II above is contingent upon the approval by the stockholders of Proposal II and Proposal III and the consummation of the Lynch Interactive investment.

     The purpose of the change in the transfer restrictions is to facilitate Lynch Interactive's corporate structuring objectives. The amendment would allow Lynch Interactive to transfer its control of us to an affiliate thereby facilitating any potential internal restructuring. Lynch Interactive has stated that it is considereing whether its investment in Morgan fits into its long-term strategy. However, Lynch Interactive has indicated it has no definitive plans to transfer the shares of Class B Common Stock. Our Board of Directors agreed to approve such an amendment and recommend it to the stockholders in order to induce Lynch Interactive to provide an additional $2 million in equity to us. See "Background and Reasons for the Proposal" in Proposal II, above.

     The purpose of the designation of additional shares of Class B Common Stock is to have enough shares to cover the proposed sale of 1 million additional shares of Class B Common Stock to Lynch Interactive and the issuance of up to
2.2 million upon possible exercise of warrants proposed to be distributed to Lynch Interactive. The Lynch Interactive investment and the proposed warrant issuance are described in Proposal II, above.

     Anti-Takeover Effect

     Because the proposed amendment would allow Lynch Interactive to transfer the Class B Common Stock to an "affiliate" without such shares converting to Class A Common Stock, thereby allowing the transfer of its present 70.2% voting control (or 80.8% voting control after consummation of the Lynch Interactive investment) instead of 55.6% voting control or an as converted basis, the proposed amendment preserves the anti-takeover effect, if any, of having a 70.2% controlling stockholder as opposed to a 55.6% controlling stockholder.

     Vote Required

     The proposed amendment to the Certificate of Incorporation requires the affirmative vote of at least a majority of the holders of the Class A Common Stock and Class B Common Stock voting together as a single class. Abstentions and broker non-votes will have the effect of being counted as a vote against the proposed amendment.

     Recommendation

     The Board of Directors believes that the proposed amendment is in the best interests of our stockholders for the reasons stated above. The Board of Directors recommends that you vote for the amendment to the Certificate of Incorporation.

                Meetings and Committees of the Board of Directors

     During the fiscal year ended December 31, 2000, our Board of Directors met four times in addition to taking a number of actions by unanimous written consent. During fiscal 2000, no incumbent director attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served.

     Our Nominating Committee, which is responsible for recommending nominees for election to the our Board of Directors, is made up of Mr. Baum, Mr. Castor and Mr. Haydon. The committee met twice during the year ended December 31, 2000. The Nominating Committee will consider a candidate for director proposed by a stockholder. Such candidate must be highly qualified and be both willing and interested in serving on the Board of Directors. A stockholder wishing to propose a candidate for the Nominating Committee's consideration should forward the candidate's name and information about the candidate's qualifications to our Secretary at the address listed on the cover of this proxy statement.

     Our Audit Committee assists the Board of Directors in monitoring the integrity of our system of internal accounting and financial controls, the integrity of our financial statements and the independence and performance of our independent auditors. The current members of this committee are Mr. Black, as Chairman, Mr. Haydon, and Mr. Prather. The Committee held six meetings during the year ended December 31, 2000.

     The Compensation Committee of the Board of Directors is comprised of Mr. Haydon, as Chairman, Mr. Black and Mr. Prather. The Committee recommends employee compensation, benefits and personnel policies to the Board of Directors and establishes for Board approval salary and cash bonuses for senior officers. The committee met twice during the year ended December 31, 2000.

              Report of the Audit Committee, Charter, Independence

     The Audit Committee has reviewed and discussed Morgan's audited financial statements with management and with Ernst & Young, Morgan's independent auditor. The Audit Committee has also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards 61, which includes, among other items, matters related to the conduct of the audit of Morgan's financial statements.

     The Audit Committee has received written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1, which relates to the auditors' independence from Morgan and its related entities, and has discussed with the auditors the auditors' independence from Morgan. The Audit Committee has considered whether the provision by the auditors of the services disclosed below under the captions "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining the auditors' independence.

     Based on the review and discussions of Morgan's audited financial statements with management and discussion with the independent auditors, the Audit Committee recommended to the Board of Directors that Morgan's audited financial statements be included in Morgan's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

     This report  respectfully  submitted by the Audit Committee of the Board of
Directors:

                             Audit Committee Members
                             -----------------------
                           Richard B. Black, Chairman
                                Richard L. Haydon
                             Robert S. Prather, Jr.



     The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Exhibit B.

     The Board of Directors has determined that Mr. Black, Mr. Haydon and Mr. Prather all meet the requirements for independence set forth in the Listing Standards of the National Association of Securities Dealers.

                      Report of the Compensation Committee

     The objectives of the Compensation Committee with respect to executive compensation are the following:

     (1) provide compensation opportunities generally competitive with those offered by other similarly situated companies to ensure our ability to attract and retain talented executives who are essential to the our long-term success;

     (2)  reward  executive   officers  based  upon  their  ability  to  achieve
          short-term and long-term strategic goals and objectives and to enhance stockholder value; and

     (3) align the interests of the executive officers with the long-term interests of stockholders by granting stock options which will become more valuable to the executives as the value of our shares increases.

     At present, our executive compensation program is comprised principally of base salary and long-term incentive opportunities provided in the form of stock options. Stock options have a direct relation to long-term enhancement of stockholder value. In years in which our performance goals are met or exceeded, executive compensation should tend to be higher than in years in which performance is below expectations.

     The Morgan Group, Inc. Incentive Stock Plan ("Stock Plan") is our principal long-term incentive plan for directors, executive officers and other key employees. The objectives of the Stock Plan are (a) to align executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return, and (b) to enable executive officers and other key employees to develop and maintain a significant long-term ownership position in our Class A Common Stock. The Stock Plan authorizes the Compensation Committee to award executive officers and other key employees stock options, shares of restricted stock or certain cash awards. Stock options are generally granted with exercise prices at the prevailing market price and will only have a value to the executives if the stock price increases.

     The Compensation Committee believes that the option plan helps to link executive compensation to corporate performance. This should result in better alignment of compensation with corporate goals and the interests of our stockholders. As performance goals are met or exceeded, most probably resulting in increased value to stockholders, executives are appropriately rewarded. The Compensation Committee believes that compensation levels during fiscal 2000 for executive officers adequately reflect Morgan's compensation goals and policies.

     The base salaries of executive officers other than the Chief Executive Officer are determined by the Compensation Committee based on recommendations of the Chief Executive Officer, taking into account personal performance and experience. Based on our performance, we did not issue any stock options to the executive officers during 2000, except that we issued options to acquire 120,000 shares of Class A Common Stock to Mr. Castor as an inducement to become our Chief Executive Officer in January, 2000 as outlined below and in the table entitled "Option Grants in Last Fiscal Year" below.

     Mr. Castor participates in the executive compensation plans available to all executive officers and his compensation is determined according to the same compensation philosophy and principles.

     Mr. Castor's base salary for 2000 was set by the Board of Directors when Mr. Castor joined us in January 2000. Of Mr. Castor's bonus for 2000, $100,000 was provided for in his employment contract. The Compensation Committee approved an incremental bonus amount for 2000 of $25,000 based on Mr. Castor's performance. As an inducement to join us, in January, 2000, Mr. Castor entered into a special stock option plan and agreement pursuant to which Mr. Castor was granted the option to purchase 120,000 shares of Class A Common Stock in three equal installments. See "Option Grants in Last Fiscal Year" below. The options granted under this stock option plan and agreement are not granted pursuant to the Stock Plan described above, but they are subject to the same terms and conditions.

                                  Compensation
                                Committee Members
                                -----------------
                           Richard L. Haydon, Chairman
                                Richard B. Black
                             Robert S. Prather, Jr.

                             Executive Compensation

Employment Agreements.

     Mr. Castor. Mr. Castor entered into a written employment agreement with us effective January, 2000 which was approved by the Board of Directors. Pursuant to the agreement, Mr. Castor's annual base salary is $250,000, subject to increases to reflect inflation and performance as reasonably determined by the Board of Directors. In addition, Mr. Castor is eligible to receive an annual bonus of 50% of his base salary if we meet the corporate goals and objectives jointly determined by Mr. Castor and the Board of Directors. His minimum bonus for 2000 was guaranteed to be at least $100,000. We also provide Mr. Castor with split-dollar life insurance and certain other perquisites. Mr. Castor's employment agreement contains a covenant not to compete with us upon his termination for a period of 18 months.

     Under his employment agreement, Mr. Castor is entitled to certain severance payments. In the event that Mr. Castor is terminated without cause, he is entitled to a payment of (a) one times his base salary plus bonus if terminated in the first year, (b) one and a half times his base salary plus bonus if terminated in the second year, or (c) two times his base salary and bonus if terminated after two years. In addition, Mr. Castor may continue to participate in medical and other insurance plans and the split- dollar life insurance policy for a period of up to two years after termination. In the event of termination due to a change of control, Mr. Castor will receive, instead of the payments described above, a payment equal to the greater of two times his base salary plus 50% of such base salary or his base salary plus bonus for the prior calendar year.

     Mr. Borghesani. Mr. Borghesani and Morgan Drive Away entered into a consulting agreement effective April 1, 1996. Under such agreement, Mr.
Borghesani will remain available to Morgan Drive Away on a substantially continuous basis (though less than full time) for base compensation of $100,000 per year, plus an hourly rate of $100 per hour for hours in excess of his annual hourly commitment. Mr. Borghesani's base salary under such agreement was increased to $108,400 in 1999 for the year 2000. If his employment is terminated other than for just cause (as defined in the employment agreement) he is entitled to a three-month severance benefit of $8,333 per month. During such period, Mr. Borghesani remains eligible to participate in benefit plans and programs available to Morgan Drive Away's executive officers.

Remuneration of Named Executive Officers.

     The following table sets forth, for each of the last three fiscal years, information with respect to the Chief Executive Officer and each of the executive officers whose aggregate salary and bonus paid for fiscal 2000 exceeded $100,000 (the "Named Executive Officers").


                                                   Summary Compensation Table

                                                         Annual Compensation
                                                                                            Long Term
                                                                        Other              Compensation
                                                                       Annual                 Awards               Other
Name and Principal Position         Year    Salary      Bonus      Compensation (1)     (options/warrants)     Compensation
---------------------------------------------------------------------------------------------------------------------------
Anthony T. Castor, III              2000    $233,654    $125,000    $     --                 120,000            $27,644 (2)
     President and                  1999       --         --              --                      --                --
     Chief Executive Officer        1998       --         --              --                      --                --

Charles C. Baum                     2000    $ 68,875    $ --        $     --                      --                --
     Chairman                       1999     123,500      --              --                      --
                                    1998     118,308      --              --                      --                --

Dennis R. Duerksen                  2000    $122,020      --          13,646 (3)                  --                --
     Former Treasurer, Vice         1999     117,918      --              --                      --                --
     President and Chief Financial  1998     109,038      --              --                      --                --
     Officer (4)

Paul D. Borghesani                  2000    $108,400      --              --                      --                --
     Vice President of              1999      99,540      --          15,255 (5)                  --                --
     Morgan Drive Away              1998      98,000      --              --                      --                --

---------------
(1) Pursuant to applicable regulations, the value of Other Annual Compensation is not reflected unless the aggregate amount of such compensation exceeds 10% of the annual salary and bonus paid to the executive officer.

(2) Represents the full value of the premiums paid during the fiscal year for split-dollar life insurance.

(3) Includes automobile allowance ($4,636) and payment of premiums for health, life, disability and excess life insurance ($6,063).

(4)  Mr. Duerksen resigned effective April 27, 2001.

(5) Includes health, life, disability and excess life insurance premiums ($11,843).

              Stock Options Granted in Year Ended December 31, 2000

     The following table sets forth information related to options granted during the year ended December 31, 2000 to each of the Named Executive Officers to whom options have been granted.

                                         Individual Grants
----------------------------------------------------------
                                            % of Total
                                             Options                                        Potential Realizable Value
                             Securities     Granted to                                      at Assumed Annual Rates
                             Underlying    Employees in        Exercise or                  of Stock Price Appreciation
                              Options         Year             Base Price     Expiration        For Option Term
      Name                   Granted (#)      2000               ($/Sh)          Date        5%($)(1)      10%($)(1)
      ----                   -----------      ----               ------          ----        --------      ---------
Anthony T. Castor, III       40,000           33.3%             $5.625          1/11/10      $141,500       $358,200

Anthony T. Castor, III       40,000           33.3%              7.625          1/11/10        51,500        278,200

Anthony T. Castor, III       40,000           33.3%              9.625          1/11/10          -0-         198,200


(1) Based on the fair market value on the date of grant of $5.625 per share. These gains are based upon assumed rates of annual compound stock appreciation of 5% and 10% from the date the options were granted over the full option term. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on option exercises are dependent upon the future performance of the shares and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

The following table includes the number of shares covered by both exercisable and unexercisable stock options or warrants held by the named executive officers as of December 31, 2000. Also reported are the values for "in-the-money" options (options whose exercise prices are lower than the market value of the shares at fiscal year end) which represent the spread between the exercise price of any such existing stock options and the fiscal year-end market price of such stock.



                                                               Number of                        Value of
                            Shares                       Unexercised Options             In-the-Money Options
                          Acquired On      Value          at Fiscal Year End             at Fiscal Year End(1)
Name                       Exercise (#)  Realized ($)   Exercisable    Unexercisable   Exercisable    Unexercisable
-------------------------------------------------------------------------------------------------------------------
Anthony T. Castor III         -0-        $ 0               40,000         80,000          $  0 (2)       $ 0 (2)
Charles C. Baum               -0-        $ 0               25,000           -0-           $  0 (2)       $ 0 (2)
Dennis R. Duerksen            -0-        $ 0                3,750          1,250          $  0 (2)       $ 0 (2)
Paul D. Borghesani            -0-        $ 0               10,000           -0-           $  0 (2)       $ 0 (2)


(1) Based on market value of the Class A Common Stock of $4.25 per share at December 31, 2000.

(2) Since the fair market value of the shares subject to the options was below the exercise price of the options at fiscal year end, such options were not "in-the-money."

     Benefit Plans

     401(k) Plan. All of our employees of the employees of our subsidiaries are eligible to participate in the Morgan Group, Inc. Deferred Compensation 401(k) Plan (the "401(k) Plan") after having satisfied eligibility requirements including age, employment term, and hours of service, as specified in the 401(k) Plan.

     The 401(k) Plan permits employees to make contributions by deferring a portion of their compensation. Participating employees also share in contributions made by their respective employers. The annual employer contribution to each participant's account is equal to 25% of the first $800 of the participant's contribution, provided the employer has net income or retained earnings. We have discretion to, and may consider, increasing the annual matching contribution in the future. A participant's interest in both employee and employer matching contributions and earnings thereon are fully vested at all times. We also have discretion to make profit-sharing contributions to the 401(k) Plan which would vest over six years.

     Employee and employer contributions may be invested in our Class A Common Stock or in one or more guaranteed income or equity funds or insurance contracts offered under the Plan from time to time. Except in certain cases of financial hardship, a participant (or his or her beneficiary) receives distributions from the 401(k) Plan only at retirement, termination of employment, total permanent disability, death, or termination of the 401(k) Plan. At that time, the value of the participant's interest in the 401(k) Plan is distributed to the participant (or his or her beneficiary). We offer no other post-termination benefit plans.

     Health, Life and Disability Insurance. We pay annual premiums for health, life and disability insurance for executive officers.

                            Compensation of Directors

     Directors receive $1,000 per year for serving on the Board of Directors and $1,000 for each Board of Directors meeting attended. In addition, the Chairman of each of the Compensation, Audit and Nominating Committees receives $5,000 annually. Other committee members receive $500 for each committee meeting attended. Our Chairman, Mr. Baum, does not receive any additional compensation for serving as a director.

     The Stock Plan contains a formula providing for the grant of non-qualified options to each non-employee director. Non-employee directors first elected to the Board of Directors after the 1997 annual meeting of stockholders may be granted options to purchase up to 8,000 shares of Class A Common Stock at an exercise price of not less than 80% of the fair market value of Class A Common Stock on the date of grant, if and to the extent determined by the Board of Directors. All options presently granted have terms of 10 years and one day and are exercisable 6 months after grant.

                               Performance Graph

     The graph shows the performance of our Class A Common Stock since December 31, 1995, in comparison to the American Stock Exchange Market Value Index , an old company selected peer group and a new company selected peer group.(1) The Class A Common Stock was listed on The American Stock Exchange effective February 9, 1995.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                         AMONG THE MORGAN GROUP, INC.,
                     AMEX MARKET INDEX AND PEER GROUP INDEX


                                ----------------------------FISCAL YEAR ENDING------------------------
COMPANY/INDEX/MARKET            12/29/1995  12/31/1996  12/31/1997  12/31/1998  12/31/1999  12/29/2000

Morgan Group Inc.                   100.00       90.22      112.56       90.34       71.17       53.21
Old Peer Group Index                100.00       91.25      125.77      125.13       84.72       86.64
New Peer group Index                100.00       98.22      133.40      122.79       72.53       69.07
AMEX Market Index                   100.00      105.52      126.97      125.25      156.15      154.23


OLD PEER GROUP                                  NEW PEER GROUP

CLAYTON HOMES INC                               CHAMPION ENTERPRISES
FLEETWOOD ENTERPRISES                           CLAYTON HOMES INC
JB HUNT TRANSPORT SVCS                          FLEETWOOD ENTERPRISES
KEVCO INC                                       JB HUNT TRANSPORT SVCS
LANDSTAR SYSTEM INC                             KEVCO INC
PATRICK INDUSTRIES INC                          LANDSTAR SYSTEM INC
SKYLINE CORP                                    OAKWOOD HOMES CORP
                                                PATRICK INDUSTRIES
                                                SKYLINE CORP


(1) We arrange for delivery for the manufactured housing, commercial and recreational vehicle industries as well as provide financial and insurance services. Accordingly, the peer groups include manufactured housing and recreational vehicle manufacturers and companies who arrange for delivery services and provide financial and insurance services. The old peer group is composed of Clayton Homes, Inc., Fleetwood Enterprises, Inc., JB Hunt Transport Services, Inc., Kevco, Inc., Landstar System, Inc., Patrick Industries, Inc. and Skyline Corporation. The new peer group is composed of the same companies and also Champion Enterprises and Oakwood Homes Corp. The Company changed its peer group from the last fiscal year to include two additional manufacturers of manufactured housing and recreational vehicles, because the Company believes that the inclusion of those two companies provides a peer group which more closely aligns with the Company's business.

                    Certain Transactions with Related Persons

     We were formed by Lynch Corporation ("Lynch") in 1988 to acquire the shares of Morgan Drive Away. Lynch is a diversified company listed on the American Stock Exchange.

     On September 1, 1999, Lynch transferred all of its shares of us to Brighton, a wholly-owned subsidiary of Lynch Interactive. Effective September 1, 1999, all of the stock of Lynch Interactive was transferred to the shareholders of Lynch. As a result of these transactions Lynch Interactive currently owns all 1,200,000 shares of Class B Common Stock and 161,100 shares of Class A Common Stock through its subsidiary Brighton. These shares represent 70.2% of our aggregate voting control. By virtue of its relationship with Lynch Interactive, we receive certain benefits and services from Lynch Interactive such as directors and officers insurance, placement, strategic consultation and financial and accounting services from time to time. The Board of Directors has approved a services agreement providing for the payment of reasonable compensation to Lynch Interactive for these benefits and services. Such payments in 2000 were $118,000.

     As outlined in more detail above in "Background and Reasons for the Proposal" in Proposal II our principal stockholder, Lynch Interactive, has agreed to purchase 1 million additional shares of Class B Common Stock at a purchase price of $2.00 per share. In exchange for Lynch Interactive's agreement to provide $2 million in equity capital, we have agreed to submit Proposal II and Proposal III to a vote of the stockholders and to make the Lynch Interactive investment and the proposed warrant issuance contingent upon approval by the stockholders of both Proposal II and Proposal III. (The proposed warrant issuance is described in more detail in Proposal II, above.)

     Mr. Castor, our Chief Executive Officer, is also the Interim President and Chief Executive Officer of Spinnaker Industries, Inc., of which Lynch Interactive is a principal stockholder. Our Board of Directors believes these terms are fair to our company and its stockholders and has approved of the terms as required under the Delaware General Corporation Law and our Certificate of Incorporation.

                              Independent Auditors

     Representatives of Ernst & Young, our auditors since 1997, are expected to be available at the Annual Meeting with the opportunity to make a statement if they desire to do so and to answer appropriate questions. The Board of Directors has not yet completed the process of selecting a principal auditor for 2001.

Auditor Fees

     The aggregate fees billed for professional services rendered for the audit of our annual financial statements and the reviews of the financial statements included in our quarterly reports on Form 10-Q for the fiscal year ended December 31, 2000, were $143,404.

Financial Information Systems Design and Implementation Fees

     There were no professional services rendered by the auditors for financial information systems design and implementation during the fiscal year ended December 31, 2000.

All Other Fees

     The aggregate fees billed for services rendered by the auditors, other than fees disclosed above, during the fiscal year ended December 31, 2000, were $3,630.

             Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our officers and directors and persons who own more than 10% of our Class A Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file.

     Based solely on its review of the copies of such forms received by it, and/or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that during the fiscal year ended December 31, 2000, all filing requirements applicable to its officers, directors and greater than 10% stockholders with respect to Section 16(a) of the 1934 Act were complied with except that Charles C. Baum filed a Form 5 reporting the acquisition of 2000 shares of Class A Common Stock one month late.

                        Vote Required to Approve Matters

     A quorum for the meeting requires a presence in person or by proxy of holders of a majority of the outstanding shares of the Common Stock. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector(s) of election appointed for that meeting.

     Our By-Laws, as amended, provide that a plurality of the votes cast at the Annual Meeting of Stockholders shall elect a Board of Directors. The directors, except for Mr. Prather, shall be elected upon receipt of a plurality of all votes cast by the holders of Class A Common Stock and Class B Common Stock voting together as a single class. Mr. Prather shall be elected upon receipt of a plurality of all votes cast by holders of Class A Common Stock.

     Most other actions are authorized by the affirmative vote of a majority of the holders of Class A Common Stock and Class B Common Stock voting together as a single class. In some instances our Certificate of Incorporation, the Delaware General Corporation Law or other applicable law may require that the holders of a particular class of Common Stock vote separately as a class. In accordance with such a requirement in our Certificate of Incorporation, Proposal II requires the affirmative vote of a majority of the holders of the Class A Common Stock voting separately as a class and the Class B Common Stock voting separately as a class. Proposal III requires the affirmative vote of a majority of the holders of the Class A Common Stock and Class B Common Stock voting together as a single class.

     Abstentions, broker non-votes (i.e., where brokers or nominees indicate they have not received instructions from the beneficial owner or other person entitled to vote shares with respect to a particular matter) and votes withheld will be included in the calculation of the presence of a quorum. Abstentions and broker non-votes have no effect in the election of directors but have the same effect as a vote against other actions.

                              Stockholder Proposals

     Any proposal that a stockholder wishes to have presented at the next Annual Meeting of the Stockholders to be held in May 2002 must be received at our main office for inclusion in the proxy statement no later than 120 days in advance of June 11, 2002, and must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act. Any such proposal should be sent to the attention of the Secretary of The Morgan Group, Inc. at 2746 Old U.S. 20 West, Elkhart, Indiana 46514-1168.

     In addition, if a stockholder intends to present a proposal at the next annual meeting of stockholders without including the proposal in the proxy materials for that meeting, and if the proposal is not received by May 23, 2002, then the proxies designated by the Board of Directors for that meeting may vote in their discretion on any proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for that meeting.

                                  Other Matters

     Management is not aware of any business to come before the Annual Meeting other than those matters described in the Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The solicitation of proxies is made on behalf of the Board of Directors, and the cost thereof will be borne by us. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Class A Common Stock. In addition to solicitation by mail, our directors, officers, and employees may solicit proxies personally or by telephone without additional compensation.

     Each stockholder is urged to complete, date and sign the proxy and return it promptly in the enclosed return envelope.

     Insofar as any of the information in this Proxy Statement may rest peculiarly within the knowledge of persons other than us, we rely upon information furnished by others for the accuracy and completeness thereof.



                                          By Order of the Board of Directors


                                          /s/ Charles C. Baum
                                          Charles C. Baum, Chairman of the Board
June 11, 2001

                                                                       EXHIBIT A
                                                                       ---------

                            CERTIFICATE OF AMENDMENT

                                       OF

                RESTATED AND AMENDED CERTIFICATE OF INCORPORATION

                                       OF

                             THE MORGAN GROUP, INC.



     THE MORGAN GROUP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("Corporation"), DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted resolutions proposing and declaring advisable the following amendments to the Restated and Amended Certificate of Incorporation of the Corporation:

                                       I.

     RESOLVED, that, subject to the approval of the stockholders, the Restated and Amended Certificate of Incorporation of The Morgan Group, Inc. be amended by changing the subsection entitled "Transfer" of the Fourth Article, Section 3(a) to read as follows:

               (a) No person holding shares of Class B Common Stock of record (hereinafter called a "Class B Holder") may transfer, and the Corporation shall not register the transfer of, such shares of Class B Common Stock, whether by sale, assignment, gift, bequest, appointment or otherwise, and any transfer of shares not permitted hereunder shall cause such shares automatically to be converted into Class A Common Stock as provided by subsection (b) of this Subsection 3; provided, however, that the shares of Class B Common Stock may be transferred without being converted into shares of Class A Common Stock to an "Affiliate" of the Class B Holder. "Affiliate" shall mean a person (including any business entity or trust) that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Class B Holder. "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise, and shall include the direct or indirect ownership of at least 5% of the voting equity securities of such person.



     RESOLVED, that, subject to the approval of the stockholders, the Restated and Amended Certificate of Incorporation of The Morgan Group, Inc., be amended by changing the subsection entitled "Designation" of the Fourth Article, Section 1(a) to read as follows:


               (a) Seven million five hundred thousand (7,500,000) shares of Common Stock are hereby designated "Class A Common Stock" and four million four hundred (4,400,000) shares are hereby designated "Class B Common Stock," each class having the rights, preferences, privileges and restrictions specified herein.

     SECOND: That at the annual meeting of the stockholders, held on July 12, 2001, the stockholders entitled to vote in respect of the amendment approved the amendment.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 141, 211 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, we have executed this Certificate of Amendment and do affirm the foregoing as true under penalties of perjury this ________ day of ______________, 2001.



                                         ---------------------------------------

                                              Anthony T. Castor III, President &

                                              Chief Executive Officer

ATTEST:

----------------------------------

     Paul D. Borghesani, Secretary

                                                                       EXHIBIT B
                                                                       ---------


                         CHARTER OF THE AUDIT COMMITTEE

                                       OF

                             THE BOARD OF DIRECTORS

                                       OF

                             THE MORGAN GROUP, INC.

The Board of Directors ("Board") of The Morgan Group, Inc. ("Company" or "Corporation") hereby establishes an Audit Committee ("Committee").

I. PURPOSE

The Audit Committee is appointed by the Board of Directors to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the Company's systems of internal accounting and financial controls, (3) the compliance by the Company with legal and regulatory requirements and with the Statement of Business Conduct and Conflicts of Interest Policy and (4) the independence and performance of the Company's independent auditors. The independent auditor is ultimately accountable to the Board and the Committee.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose.

The Committee shall review and reassess this Charter on an annual basis and obtain the approval of the Board.

II. MEMBERSHIP

The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the American Stock Exchange and other independent authorities.

III. RESPONSIBILITIES AND PROCESSES

The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the independent auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the independent auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditor's work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

     o The Committee shall review prior to any earnings release with management and the independent auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the independent auditors the matters required to be discussed by Statement of Auditing Standards (`SAS') No. 61 including their judgement of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgements, and the clarity of the disclosures in the financial statements.

     o The Committee shall review prior to any earnings release with management and with the independent auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Form 10-Q. The chair of the Committee or other Audit Committee member so designated may represent the entire Committee for purposes of these reviews.

     o The Committee shall discuss with management and the independent auditors the quality and adequacy of the Company's internal controls.

     o The Committee shall review the staffing, audit program, overall scope and plans of the independent auditors.

     o The Committee shall discuss with the independent auditors the quality of accounting principles and underlying estimates.

     o    The Committee shall:

                - Request from the independent auditors annually, a formal written statement delineating all relationships between the auditor and the Company;

                - Discuss with the independent auditors any such disclosed relationships and their impact on the independent auditor's independence; and

                - Recommend that the Board take appropriate action in response to the independent auditor's report to satisfy itself of the auditor's independence.

     o The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor.

IV. RESPONSIBILITIES AND PROCESSES

The Audit Committee shall meet from time to time at the call of its Chairman or at the direction of the Board of Directors. The Committee shall meet at least four (4) times per year. The Chairman of the Audit Committee shall call a meeting of the Committee upon the request of any member of the Committee or the Chairman of the Board of Directors. The provisions of the Code of By-laws of the Corporation respecting notice of meetings and for action to be taken by the Board of Directors shall apply to meetings and actions of the Audit Committee.

The Chairman of the Audit Committee shall report on the activities of the Committee to the Board of Directors from time to time upon request of the Chairman of the Board of Directors or of the Board of Directors. The minutes of all Audit Committee meetings are to be submitted to the Board of Directors and included with the minutes of the Board of Directors.

V. LIMITATION

Nothing in this Charter is intended to alter in any way the standard of conduct that applies to any of the directors of the Corporation under the Delaware Corporation Law, as amended, and this Charter does not impose, nor shall it be interpreted to impose any duty on any director greater than, or done, or in addition to, the duties or standard established by the Delaware General Corporation Law.

THE MORGAN GROUP, INC.

        Proxy For Annual Meeting of Shareholders to be held July 12, 2001

    The undersigned hereby appoints Charles C. Baum or Anthony T. Castor III, such as the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of The Morgan Group, Inc. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held July 12, 2001, or at any adjournment thereof, as follows:


                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

                      Please date, sign and mail your proxy
                         card back as soon as possible!

                         Annual Meeting of Stockholders
                             THE MORGAN GROUP, INC.

                                  July 12, 2001


A    |X| Please mark your
         votes as in this example


                  FOR all nominees          WITHHOLD
                   listed at right          AUTHORITY
                 except as marked to     to vote for all nominees
                  the contrary below        listed at right
1.  ELECTION        [ ]                         [ ]
    OF
    DIRECTORS

(INSTRUCTIONS: To withhold authority to vote for an individual nominee, write that nominee on the space provided below).




(a) ELECTION OF FOUR DIRECTORS
    BY ALL STOCKHOLDERS
Nominees:
    Charles C. Baum
    Richard B. Black
    Anthony T. Castor III
    Richard L. Haydon
(b) ELECTION OF DIRECTOR BY
    HOLDERS OF CLASS A COMMON STOCK
Nominee:
    Robert S. Prather, Jr.

2.  ISSUANCE OF ADDITIONAL CLASS B COMMON STOCK
    1 million shares to Lynch Interactive and up to 2.2 million issuable upon exercise of warrants proposed to be issued.

    FOR             AGAINST         ABSTAIN
    [ ]             [ ]             [ ]


3.  AMENDMENT  OF  CERTIFICATE  OF  INCORPORATION
    (a) to allow transfer of the shares of Class B Common Stock to an "affiliate" without such shares converting to shares of Class A Common Stock and (b) to increase the number of designated shares of Class B Common Stock to 4,400,000 shares.

    FOR             AGAINST         ABSTAIN
    [ ]             [ ]             [ ]


4. The proxies are authorized to vote in their discretion on any other matters which may properly come before the Annual Meeting to the extent set forth in the proxy statement.

This proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this Proxy will be voted FOR Proposals 1, 2 and 3.

Your vote is important. If you do not expect to attend the Annual Meeting, or if you do plan to attend but wish to vote be proxy, please date, sign and mail this proxy. A return envelope is provided for this purpose.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.



(Signature)                    (Signature)                  Date          , 2001

                          SIGNATURE (IF JOINTLY OWNED)

NOTE: Please date this proxy. Please sign exactly as your name appears on the accompanying. If shares are held jointly, both joint owners should sign. If signing as attorney, executor, administrator, guardian or in any other representative capacity, please give your full title as such.